UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 24, 2025

MICRO IMAGING TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

(Former Name of Registrant)

California	000-16416	33-0056212
(State or other jurisdiction)	(Commission File Number)	(I.R.S. Employee Identification No.)

8 Faraday, Irvine, California 92618

(Address of principal executive offices)

(949) 388-4546

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets

From September through December of 2025, the Board of Directors of Micro Imaging Technology, Inc. (the “Company”) bargained for and finally completed the purchase of assets out of a trustee’s sale to obtain working control of the company identified as SaltMED. This acquisition finally occurred on December 24, 2025 with completion of the payment by the Company for the assets being acquired.

Exhibits:

10.22	Acquisition Agreement and Bill of Sale for Purchase of Assets of SaltMED
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRO IMAGING TECHNOLOGY, INC.

/s/ Jeffrey Nunez
Jeffrey Nunez,
Chief Executive Officer

Dated: March 18, 2026